EXHIBIT 10.4

                                                                  EXECUTION COPY

                                SECOND AMENDMENT

      SECOND AMENDMENT, dated as of November 13, 1998 (this "SECOND AMENDMENT"), to the Amended and Restated Credit Agreement (as amended, supplemented or otherwise modified from time to time), dated as of May 22, 1998 (the "CREDIT AGREEMENT"), among The Meridian Resource Corporation, a Texas corporation (the "Borrower"), the several lenders from time to time parties thereto (the "LENDERS"), The Chase Manhattan Bank, as the Administrative Agent for the Lenders (in such capacity, the "ADMINISTRATIVE AGENT"), Bankers Trust Company, as syndication agent (in such capacity, the "SYNDICATION Agent"), Chase Securities Inc., as advisor to the Borrower (in such capacity, the "Advisor"), Chase Securities Inc., BT Alex. Brown Incorporated, Toronto Dominion (Texas), Inc. and Credit Lyonnais New York Branch, as co-arrangers (each in such capacity, a "CO-ARRANGER"), and Toronto Dominion (Texas), Inc. and Credit Lyonnais New York Branch, as co-documentation agents (each in such capacity, a "CO-DOCUMENTATION AGENT").

                             W I T N E S S E T H:

      WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to the
Credit Agreement;

      WHEREAS, the Borrower has requested, and the Administrative Agent and the Lenders have agreed, to increase the Borrowing Base to $250,000,000 and to certain other modifications all as provided for herein set forth herein; and

      WHEREAS, the Commitments of certain Lenders are changing, the Commitments of certain Lenders are being reduced to zero (the "EXITING LENDERS") and a certain financial institution is being added as a party hereto (the "NEW LENDER");

      NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto hereby agree as follows:

      1. DEFINED TERMS. Terms defined in the Credit Agreement and used herein shall, unless otherwise indicated, have the meanings given to them in the Credit Agreement.

      2. AMENDMENTS TO SUBSECTION 1.1 OF THE CREDIT AGREEMENT. (a) Subsection
1.1 of the Credit Agreement is hereby amended by deleting therefrom the definitions of "Applicable Margin", "Borrowing Base", "Commitment Fee Rate" and "Mortgage" contained therein in their entirety and substituting in lieu thereof the following definitions:
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                                                                               2

            "APPLICABLE MARGIN": for any day with respect to Eurodollar Loans and ABR Loans, the applicable per annum rate set forth below opposite the Borrowing Base Usage in effect on such day:

                   BORROWING        EURODOLLAR            ABR
                 BASE USAGE           MARGIN             MARGIN
                 ----------          --------            ------
                 Less than or         1.00%                 0%
                 equal to 33%
                 Greater than         1.25%               .25%
                 33% and less
                 than or equal
                 to 66%
                 Greater than         1.50%               .50%
                 66% and less
                 than or equal
                 to 80%
                 Greater than                               0%
                 80%                  2.50%               1.5

      PROVIDED if there is no Borrowing Base Deficiency on the effective date of the March '99 Redetermination (after giving effect thereto), then commencing on such effective date the Applicable Margin thereafter, for any day with respect to Eurodollar Loans and ABR Loans shall be the applicable per annum rate set forth below opposite the Borrowing Base Usage in effect on any such day:


                   BORROWING        EURODOLLAR            ABR
                 BASE USAGE           MARGIN             MARGIN
                 ----------          --------            ------
                 Less than or         1.00%                 0%
                 equal to 33%
                 Greater than         1.25%               .25%
                 33% and less
                 than or equal
                 to 66%
                 Greater than                               0%
                 66%                  1.50%                .5

      As used herein, "BORROWING BASE USAGE" on any day means the percentage equivalent to the ratio of (i) the sum of the aggregate principal amount of the
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                                                                               3

      Loans then outstanding and Letter of Credit Outstandings on such day to
      (ii) the Borrowing Base in effect on such day.

            "BORROWING BASE": at any time of determination, the amount then in effect as determined in accordance with subsection 4.9; PROVIDED, HOWEVER, that until the March '99 Redetermination, the Borrowing Base shall be $250,000,000.

            "COMMITMENT FEE RATE": for any day, a rate per annum equal to (a) .30% if the Borrowing Base Usage in effect on such day is less than or equal to 33%, (b) .375% if the Borrowing Base Usage in effect on such day is greater than 33% and less than or equal to 80% and (c) .50% if the Borrowing Base Usage in effect on such day is greater than 80%; PROVIDED that if there is no Borrowing Base Deficiency on the effective date of the March '99 Redetermination (after giving effect thereto), then commencing on such effective date the Commitment Fee Rate thereafter for any day shall be a rate per annum equal to (a) .30% if the Borrowing Base Usage in effect on such day is less than or equal to 33% and (b) .375% if the Borrowing Base Usage in effect on such day is greater than 33%.

            "MORTGAGE": collectively, (i) the Existing Mortgage, as amended by the Mortgage Amendment, as further amended by the Second Mortgage Amendment, and (ii) each other mortgage (including without limitation, the Additional Mortgage), deed of trust, assignment, security agreement or mortgage executed by the Borrower or any other Loan Party and in form and substance reasonably satisfactory to the Administrative Agent which purports to create a Lien in favor of the Administrative Agent, in each case as amended, supplemented or otherwise modified from time to time.

            (b) Subsection 1.1 of the Credit Agreement is hereby amended by adding thereto the following new definitions in alphabetical order:

            "ADDITIONAL MORTGAGE": additional mortgages and deeds of trust on Oil and Gas Properties consisting of additional properties made by any Loan Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the Lenders, substantially in the form of Exhibit J attached hereto, as the same may be amended, supplemented or otherwise modified from time to time.

            "BBL": one stock tank barrel, or 42 U.S. gallons liquid volume, used herein in reference to crude oil or other liquid hydrocarbons.

            "BCFE": billion cubic feet equivalent, determined using the ratio of six Mcf of natural gas to one Bbl of crude oil, condensate or natural gas liquids.


            "MCF": one thousand cubic feet.
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                                                                               4

            "MMCFE/D": one million cubic feet equivalent per day, determined using the ratio of six Mcf of natural gas to one Bbl of crude oil, condensate or natural gas liquids.

            "CONSOLIDATED WORKING CAPITAL": at any date, the excess of current assets on such date OVER current liabilities on such date, excluding the current portion of long term debt, all as determined in accordance with GAAP.

            "MARCH '99 REDETERMINATION": the redetermination of the Borrowing Base scheduled for March 31, 1999, pursuant to subsection 4.9(c), utilizing the Reserve Report dated as of December 31, 1998 and required to be delivered prior to March 1, 1999.

            "SECOND MORTGAGE AMENDMENT": the Second Mortgage Amendment, substantially in the form of Exhibit K, to amend the Existing Mortgage as amended by the Mortgage Amendment.

      3. AMENDMENTS TO SUBSECTION 4.6. Subsection 4.6 of the Credit Agreement is hereby amended by adding after clause (b) and before subsection 4.7 the following new clause (c):

            "(c) Each time the Borrower requests Revolving Credit Loans be made on a Borrowing Date, the effect of which would be to cause the aggregate outstanding principal amount of the Revolving Credit Loans to exceed the greater of (i) $200 million and (ii) the previous highest aggregate outstanding principal amount of Revolving Credit Loans (the greater of (i) and (ii) being herein called the "BASE Amount"), the Borrower shall pay to the Administrative Agent for the ratable benefit of the Lenders (based on each Lender's Commitment Percentage) a fee equal to the product obtained by multiplying 2.5% by the amount by which the aggregate outstanding principal amount of the Revolving Credit Loans on such Borrowing Date (after giving effect to the Revolving Credit Loans being made on such Borrowing Date) exceeds the Base Amount."

      4. AMENDMENTS TO SUBSECTION 4.9. Subsection 4.9 of the Credit Agreement is hereby amended by deleting such subsection in its entirety and substituting in lieu thereof the following:

            "4.9 COMPUTATION OF BORROWING BASE. (a) BORROWING BASE. (i) The Borrowing Base in effect from time to time shall represent the maximum principal amount (subject to the aggregate amount of the Revolving Credit Commitments) of Loans and Letter of Credit Outstandings that the Lenders will allow to remain outstanding during the Commitment Period. Until the March '99 Redetermination, the Borrowing Base will be based upon the value of certain Proved Reserves attributable to the Oil and Gas Properties of the Borrower and its Subsidiaries and other assets of the Borrower and its Subsidiaries acceptable to the Administrative Agent in its sole discretion, and will be determined by the

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                                                                               5

      Administrative Agent in accordance with paragraph (d) of this subsection 4.9, subject to approval by the Supermajority Lenders (or, with respect to the March '99 Redetermination, all of the Lenders). Until the Commitments are no longer in effect, all Letters of Credit have terminated and all of the Loans and all other obligations under this Agreement are paid in full, this Agreement shall be subject to the then effective Borrowing Base.

            (b) RESERVE REPORTS. Prior to March 1 and September 1 of each year, the Borrower shall, at its own expense, furnish to the Administrative Agent and to each Lender Reserve Reports, which Reserve Reports shall be dated as of the immediately preceding December 31 (in the case of Reserve Reports due on March 1) and June 30 (in the case of Reserve Reports due on September 1), and shall set forth, among other things, (i) the Oil and Gas Properties, then owned by the Borrower and its Subsidiaries, (ii) the Proved Reserves attributable to such Oil and Gas Properties and (iii) a projection of the rate of production and net income of the Proved Reserves as of the date of such Reserve Report, all in accordance with the guidelines published by the Securities and Exchange Commission and such assumptions as the Administrative Agent shall provide. Concurrently with the delivery of the Reserve Reports, the Borrower shall furnish to the Administrative Agent and to each Lender a certificate of a Responsible Officer showing any additions to or deletions from the Oil and Gas Properties listed in the Reserve Report, which additions or deletions were made by the Borrower and its Subsidiaries since the date of the previous Reserve Report.

            (c) REDETERMINATIONS OF THE BORROWING BASE. The Borrowing Base shall be redetermined (i) after receipt by the Administrative Agent of each scheduled Reserve Report, commencing with the Reserve Report prepared as of December 31, 1998, (ii) upon the delivery of a Lender Redetermination Notice to the Borrower and (iii) upon the delivery of a Borrower Redetermination Notice to the Administrative Agent, all as provided in this subsection 4.9. Within 15 days after the delivery of a Borrower Redetermination Notice or a Lender Redetermination Notice, the Borrower shall furnish to the Administrative Agent and to each Lender a Reserve Report as of the most recent practicable date. If the Borrower fails to deliver a Reserve Report within the time period provided for in the preceding sentence, then the Administrative Agent shall have the right to rely on the last Reserve Report previously delivered by the Borrower with any such adjustments and taking into account any additional information as the Administrative Agent may deem appropriate, in its sole discretion. On or before the date which is 30 days after receipt (i) of a scheduled semi-annual Reserve Report or (ii) of a Reserve Report in connection with a Lender Redetermination Notice or a Borrower Redetermination Notice, the Administrative Agent shall redetermine the Borrowing Base in its sole discretion, and the Administrative Agent shall notify the Borrower and the Lenders of its redetermination of the Borrowing Base. Within 10 days after receipt from the Administrative Agent of the amount of the its redetermination of the Borrowing Base, each Lender shall notify the Administrative Agent stating whether or not such Lender agrees with that redetermination. Failure of any Lender to give such notice within such
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                                                                               6

      period of time shall be deemed to constitute an acceptance of such redetermination. If the Supermajority Lenders (or, with respect to the March '99 Redetermination, all of the Lenders) agree with that redetermination, then the Administrative Agent promptly shall notify the Borrower of the Borrowing Base as so redetermined, whereupon that redetermined value shall automatically become effective (and shall remain effective until the Borrowing Base is again redetermined as provided in this subsection 4.9(c)). If the Supermajority Lenders (or, with respect to the March '99 Redetermination, all of the Lenders) have not approved or are not deemed to have approved the Borrowing Base within the 10 day period following their receipt of the proposed amount from the Administrative Agent, the Borrowing Base shall be set at the amount of the then current Borrowing Base and the Borrowing Base shall remain at such level until the Supermajority Lenders (or, with respect to the March '99 Redetermination, all of the Lenders), utilizing the procedure outlined herein, agree on a new Borrowing Base. Each redetermination provided for by this subsection 4.9(c) shall be made in accordance with the provisions of subsection 4.9(d). It is the intention of the Borrower and the Lenders that the Borrowing Base be redetermined within 45 days after the furnishing of each Reserve Report, subject to the provisions of this paragraph (c).

            (d) CRITERIA. (i) All determinations and redeterminations by the Administrative Agent provided for in this subsection 4.9 (and any determinations and decisions by either or both of the Administrative Agent and the Supermajority Lenders (or, with respect to the March '99 Redetermination, all of the Lenders) in connection therewith, including effecting any redetermination of the value of any component contained in a Reserve Report) shall be made by the Administrative Agent and the Lenders in their sole discretion and shall be made on a reasonable basis and in good faith based upon the application by the Administrative Agent and the Lenders of their respective normal oil and gas lending criteria as they exist at the time of determination.

            (ii) All redeterminations of the Borrowing Base referred to in this subsection 4.9 shall become effective immediately upon the delivery of notice by the Administrative
      Agent to the Borrower of the redetermination.

            (iii) Upon the issuance of any Subordinated Indebtedness, the Borrowing Base shall be redetermined in accordance with the procedures set forth in subsection 4.9 which would have applied had a Borrower Redetermination Notice or a Lender Redetermination Notice been delivered.

            (e) TITLE. Concurrently with the delivery to the Administrative
      Agent of each Reserve Report, the Administrative Agent may request that the Borrower furnish to the Administrative Agent reasonable evidence of the Borrower's title to the Oil and Gas Properties which have been developed or acquired by the Borrower subsequent to the Reserve Report immediately preceding such Reserve Report."
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                                                                               7

      5. AMENDMENTS TO SECTION 4.10. Subsection 4.10 of the Credit Agreement is hereby amended by deleting such subsection in its entirety and substituting in lieu thereof the following:

            "4.10 BORROWING BASE COMPLIANCE. If, upon any redetermination of the Borrowing Base pursuant to subsection 4.9(c) other than in connection with the issuance of Subordinated Indebtedness provided for in subsection 8.2(f), the Aggregate Revolving Credit Exposure of the Lenders exceeds the Borrowing Base then in effect (any such excess, the "BORROWING BASE DEFICIENCY"), the Borrower shall prepay the Revolving Credit Loans and then to the extent necessary, cash collateralize the Letter of Credit Outstandings in an amount equal to at least 50% of the Borrowing Base Deficiency within 90 days after the effective date of the redetermination resulting in such Borrowing Base Deficiency, and within the next 90 days prepay the Revolving Credit Loans and then cash collateralize the Letter of Credit Outstandings in an amount equal to the balance of such Borrowing Base Deficiency in each case together with interest accrued to the date of such payment or prepayment and any amounts payable under subsection 4.14; PROVIDED that, if there exists a Borrowing Base Deficiency upon the March '99 Redetermination the Borrower shall within 30 days of the effectiveness of the March '99 Redetermination prepay the Revolving Credit Loans and then cash collateralize the Letter of Credit Outstandings (together with interest accrued to the date of such payment or prepayment and any amounts payable under subsection 4.14) in an amount equal to such Borrowing Base Deficiency. If at any other time there exists a Borrowing Base Deficiency (including as a result of a redetermination in connection with the incurrence of Subordinated Indebtedness provided for in subsection 8.2(f)), the Borrower shall immediately prepay the Revolving Credit Loans and then to the extent necessary, cash collateralize the Letter of Credit Outstandings in an amount equal to 100% of such Borrowing Base Deficiency together with (i) interest accrued to the date of such payment or prepayment and (ii) any amounts payable under subsection 4.14. Notwithstanding the foregoing, the Borrower shall immediately apply 100% of the Net Proceeds of any Redetermination Event described in clauses (a),
      (b), (c) or (d) of the definition thereof to prepay outstanding Loans and then cash collateralize the Letter of Credit Outstandings. Prepayments and collateralization pursuant to this subsection 4.10 shall be made as set forth in subsection 4.5(c)."

      6. AMENDMENT TO SUBSECTION 7.2. Subsection 7.2 of the Credit Agreement is hereby amended by (a) deleting the "and" and the end of clauses "(e)", (b) relettering clause "(f)" as clause "(g)" and adding the following new clause "(f)":

            "(f) no later than January 15, 1999, a certificate of the Borrower certifying to the best of the Borrower's knowledge, the Borrower's compliance with paragraphs (d), (e) and (f) of subsection 8.1 together with computations showing such compliance including the respective percentages of Proved Reserves consisting of proved developed producing reserves, proved developed non-producing reserves and proved undeveloped reserves; and"
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                                                                               8

      7. AMENDMENTS TO SECTION 7.11. Subsection 7.11 of the Credit Agreement is hereby amended by deleting such subsection in its entirety and substituting in lieu thereof the following:

            "7.11 FURTHER ASSURANCES. Upon the request of the Administrative Agent, promptly perform or cause to be performed any and all acts and execute or cause to be executed any and all documents (including, without limitation, financing statements and continuation statements) for filing under the provisions of the Uniform Commercial Code or any other Requirement of Law which are necessary or advisable to maintain in favor of the Administrative Agent, for the benefit of the Lenders, Liens on the Pledged Securities and on the Oil and Gas Properties subject to the Mortgages that are duly perfected in accordance with all applicable Requirements of Law; PROVIDED that the Liens created by such Mortgages shall be released after the effectiveness of the March '99 Redetermination (pursuant to documentation reasonably satisfactory to the Administrative Agent) and PROVIDED that, if upon redetermination of the Borrowing Base in connection with the March '99 Redetermination it is determined that there is no Borrowing Base Deficiency or if there is, such deficiency is cured within 30 days, the Liens created by such Mortgages shall be released if, at such time, (x) no Default or Event of Default has occurred and is continuing and (y) the December 31, 1998 Reserve Report is delivered by the Borrower to the Administrative Agent by March 1, 1999."

      8. AMENDMENT TO SECTION 7. Section 7 of the Credit Agreement is hereby amended by adding after subsection 7.11 and before Section 8, the following:

            "7.12 ADDITIONAL COLLATERAL. (a) The Borrower shall take all action so that no later than December 11, 1998, the schedules of description of properties to be included with the Additional Mortgage are delivered in proper recordable form to the Administrative Agent, such that the Additional Mortgage (when recorded) together with the Existing Mortgage shall give the Lenders a first lien on Proved Reserves of the Borrower constituting at least 75% of the net present value of all the Proved Reserves of the Borrower and its Subsidiaries as reflected in the Reserve Report dated September 3, 1998, prepared by the Borrower and delivered to the Lenders. In addition, the Adminstrative Agent shall receive no later than December 11, 1998, a certificate from the Borrower satisfactory to the Administrative Agent as to the fact that the Additional Mortgage together with the Existing Mortgage shall give the Lenders when the Additional Mortgage is properly filed, a first lien on Proved Reserves of the Borrower constituting at least 75% of the net present value of all the Proved Reserves of the Borrower and its Subsidiaries as reflected in the foregoing Reserve Report.

            (b) The Borrower hereby directs the Administrative Agent to file and record the Additional Mortgage in all filing offices as the Administrative Agent deems appropriate upon the occurrence of any of the following events (and the Administrative Agent and the Lenders agree not to file or record the Additional Mortgage until the occurrence of any of the following events):

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                                                                               9

            (i) the Borrower fails to deliver the certificate required by subsection 7.2(f) by January 15, 1999 or if the Borrower delivers such certificate, subsequent information is received by the Borrower or the Administrative Agent which demonstrates to the reasonable satisfaction of the Administrative Agent that the Borrower is not in compliance with subsection 8.1(d), (e), or (f); or

            (ii) if the Borrower fails to deliver the Reserve Report for December 31, 1998 to the Administrative Agent by March 1, 1999 or if upon redetermination of the Borrowing Base in connection with the March '99 Redetermination it is determined that a Borrowing Base Deficiency exists and the Borrower fails to cure such deficiency within 30 days of the effective date of the March '99 Redetermination by prepaying the Revolving Credit Loans and/or cash collateralizing Letter of Credit Outstandings.

            (c) Upon the filing of the Additional Mortgage to the extent required under paragraph (b) above, the Borrower shall take all other action so that on such date the Administrative Agent on behalf of the Lender shall have a valid perfected first mortgage lien on Proved Reserves of the Borrower constituting at least 75% of the net present value of all the Proved Reserves of the Borrower and its Subsidiaries as reflected in the most recent Reserve Report and thereafter the Borrower shall take such action as is necessary so that the Administrative Agent on behalf of the Lenders continues to have a first mortgage lien on Proved Reserves of the Borrower constituting at least 75% of the net present value of the Proved Reserves of the Borrower and its Subsidiaries as reflected in the most recent Reserve Report."

      9. AMENDMENT TO SUBSECTION 8.1. Subsection 8.1 of the Credit Agreement is hereby amended by adding thereto the following paragraphs (d), (e) and (f):

            "(d) AVERAGE DAILY PRODUCTION. Permit the average daily production of the Proved Reserves of the Borrower and its Subsidiaries for the calendar quarter ending December 31, 1998 to be less than 140 MMCFE/D.

            (e) PROVED RESERVES. Permit the aggregate Proved Reserves of the Borrower and its Subsidiaries as of December 31, 1998 to be less than 281 BCFE.

            (f) WORKING CAPITAL. Permit the Consolidated Working Capital as at December 31, 1998 to be less than negative $10,000,000."

      10. AMENDMENT TO SUBSECTION 9(C). Section 9 of the Credit Agreement is hereby amended by deleting paragraph (c) in its entirety and substituting in lieu thereof the following:

            "(c) The Borrower or any of its Subsidiaries shall default in the observance or performance of any agreement applicable to it contained in subsections 4.10, 7.7(a), 7.9 or 7.12 of this Agreement, Section 8 of this Agreement or Section 5(b) of the Pledge Agreement; or"
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      11. SCHEDULE 1.1(A), EXHIBIT J AND EXHIBIT K. The Credit Agreement is
hereby amended and supplemented by (a) deleting Schedule 1.1(a) therefrom in its entirety and substituting a new Schedule 1.1(a) attached hereto as Annex A, (b) adding thereto a new Exhibit J (the Form of Additional Mortgage) attached hereto as Annex B and (c) adding thereto a new Exhibit K (the Second Mortgage Amendment) attached hereto as Annex C.

      12. CONDITIONS TO EFFECTIVENESS. The amendments and changes provided for in this Second Amendment shall become effective on the date (the "SECOND AMENDMENT EFFECTIVE DATE") upon which the following conditions precedent are satisfied and the Administrative Agent notifies the Borrower and the Lenders of the occurrence of the Second Amendment Effective Date:

            (a) the Administrative Agent shall have received counterparts of this Second Amendment, duly executed by the Borrower, the Lenders (including the Exiting Lenders) and the
New Lender, listed in the signature pages hereof;

            (b) the Administrative Agent shall have received counterparts of the Acknowledgement and Consent, confirming and agreeing that the Second Amended and Restated Guarantee, dated as of June 30, 1998, is and shall continue to be, in full force and effect, duly executed by the Guarantors attached hereto;

            (c) the Administrative Agent shall have received the Second Mortgage Amendment, executed and delivered by a duly authorized officer of each Loan Party thereto;

            (d) the Administrative Agent shall have received an Additional Mortgage, effective to create when properly filed in favor of the Administrative Agent, for the ratable benefit of the Lenders, a first priority lien on the properties to be covered by the Additional Mortgage;

            (e) the Administrative Agent shall have received all fees and expenses required to be paid on or before the Second Amendment Effective Date;

            (f) the Administrative Agent shall have received a legal opinion of counsel to the Borrower and special Louisiana counsel to the Administrative Agent in form and substance satisfactory to the Administrative Agent;

            (g) the Administrative Agent shall have received a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors of each applicable Loan Party authorizing (i) the execution, delivery and performance of this Second Amendment, the Second
Mortgage Amendment and the Additional Mortgage, certified by its Secretary or Assistant Secretary as of the Second Amendment Effective Date, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate; and
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                                                                              11

            (h) concurrently with the occurrence of the Second Amendment Effective Date, all actions required by Section 13(a) below of this Second Amendment shall have been taken with respect to the New Lender and each Exiting Lender.

      13. EXITING AND NEW LENDERS; AMENDMENT TO SCHEDULE 1.1(A). (a) Each of (i) Bankers Trust Company, (ii) Credit Lyonnais New York Branch, (iii) CIBC, Inc.,
(iv) The Sanwa Bank, Limited, and (v) The Fuji Bank, Limited is an Exiting Lender and Morgan Guaranty Trust Company of New York is a New Lender. Concurrently with the Second Amendment Effective Date, Commitments will be adjusted as provided in Annex A and the Administrative Agent shall inform the Lenders of adjustments to be made on the Second Amendment Effective Date including that certain Lenders will make additional Revolving Loans and the Exiting Lenders will be repaid their Revolving Loans together with all interest and fees accrued to the Second Amendment Effective Date so that upon conclusion of such adjustments, each Lender's Aggregate Revolving Credit Exposure will be pro rata in accordance with Annex A and the Exiting Lenders will have no outstanding Revolving Credit Exposure.

            (b) In connection with the foregoing, effective on the Second Amendment Effective Date, (i) the New Lender shall be a party to the Credit Agreement and have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof, (ii) each Exiting Lender shall no longer be a Lender thereunder and shall be released from its obligations under the Credit Agreement (including without limitation, Section 3.4), (iii) Bankers Trust Company shall no longer be Syndication Agent thereunder and shall be released from its obligations under the Credit Agreement in its capacity as Syndication Agent, (iv) Credit Lyonnais New York Branch shall no longer be a Co-Arranger or a CoDocumentation Agent thereunder and shall be released from its obligations under the Credit Agreement in its capacity as Co-Arranger and as Co-Documentation Agent, and (v) Mees Pierson N.V. shall be a Co-Arranger thereunder and shall have the rights and obligations of a Co-Arranger thereunder and under the Loan Documents and shall be bound by the provisions thereof.

            (c) Each Exiting Lender is executing this Second Amendment solely for the purposes of acknowledging and agreeing that upon occurrence of the Second Amendment Effective Date and repayment of the Revolving Loan and all accrued and unpaid interest and fees, such Exiting Lender is no longer a Lender under the Credit Agreement.

      14. REPRESENTATIONS AND WARRANTIES. The Borrower as of the date hereof and after giving effect to the amendments contained herein, hereby (a) represents and warrants to the Administrative Agent and each Lender that the list of additional properties described in the Additional Mortgage on the date hereof is true and complete and (b) confirms, reaffirms and restates that (i) representations and warranties made by it in Section 5 of the Credit Agreement are true and correct on and as of the date hereof (except to the extent such representations and warranties are stated to relate to a specific earlier date) and (ii) no Default or Event of Default has occurred and is continuing on the date hereof; PROVIDED, that each reference to the Credit Agreement therein shall be deemed to be a reference to the Credit Agreement after giving effect to this Second Amendment.

      15. PAYMENT OF EXPENSES. The Borrower agrees to pay or reimburse the Administrative Agent for all of its out-of-pocket costs and reasonable expenses incurred in connection with this Second Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

      16. REFERENCE TO AND EFFECT ON THE LOAN DOCUMENTS; LIMITED EFFECT. On and after the date hereof and the satisfaction of the conditions contained in
Section 7 of this Second Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby. The execution, delivery and effectiveness of this Second Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents, nor constitute a waiver of any provisions of any of the Loan Documents. Except as expressly amended herein, all of the provisions and covenants of the Credit Agreement and the other Loan Documents are and shall continue to remain in full force and effect in accordance with the terms thereof and are hereby in all respects ratified and confirmed.

      17. COUNTERPARTS. This Second Amendment may be executed by one or more of the parties hereto in any number of separate counterparts (which may include counterparts delivered by facsimile transmission) and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Any executed counterpart delivered by facsimile transmission shall be effective as for all purposes hereof.

      18. SEVERABILITY. Any provision of this Second Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      19. INTEGRATION. This Second Amendment and the other Loan Documents represent the agreement of the Loan Parties, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

      20. GOVERNING LAW. THIS SECOND AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS SECOND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                 [Remainder of Page Intentionally Left Blank]

            IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

THE MERIDIAN RESOURCE CORPORATION



By: /s/ P. Richard Gessinger
Title: Executive Vice President


THE CHASE MANHATTAN BANK, as
  Administrative Agent, Issuing Lender
  and as a Lender

By: /s/ AUTHORIZED SIGNATORY

Title:


TORONTO DOMINION (TEXAS), INC., as
  Arranger, Documentation Agent and as a

   Lender


By:   /S/ AUTHORIZED SIGNATORY

Title:

SOCIETE GENERALE, SOUTHWEST AGENCY,
as a Lender


By:   /s/ AUTHORIZED SIGNATORY

Title:

NATIONSBANK, N.A., as a Lender

By:   /s/ AUTHORIZED SIGNATORY

Title:

MEES PIERSON, N.V., as a Lender


By:   /s/ AUTHORIZED SIGNATORY

Title:


MORGAN GUARANTY TRUST COMPANY OF
NEW YORK, as a New Lender

By:   /s/ AUTHORIZED SIGNATORY

Title:

THE SANWA BANK, LIMITED, as an Exiting
Lender

By:   /s/ AUTHORIZED SIGNATORY

Title:

THE FUJI BANK, LIMITED, as an Exiting
Lender

By:   /s/ AUTHORIZED SIGNATORY

Title:

CREDIT LYONNAIS NEW YORK BRANCH, as
 an Exiting Lender


By:   /s/ AUTHORIZED SIGNATORY

Title:

CIBC INC., as an Exiting Lender

By:   /s/ AUTHORIZED SIGNATORY

Title:

BANKERS TRUST COMPANY, as Exiting Lender

By:   /s/ AUTHORIZED SIGNATORY

Title: